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                                                                   EXHIBIT 12.1

                             FLOWSERVE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in Millions, except ratios)


                                                                              YEAR ENDED DECEMBER 31,
                                                             ---------------------------------------------------
                                                               1995        1996      1997       1998       1999
                                                             --------   --------   --------   --------   --------
Earnings to Fixed Charges:

Pretax earnings (loss) before taxes on income                $   88.4   $  108.4   $   89.8   $   73.2   $   18.2

Adjustments:

     Fixed Charges                                               16.7       17.1       18.3       17.3       20.4
     Capitalized interest                                                                          0.2        0.9
                                                             --------   --------   --------   --------   --------

Earnings before taxes and fixed charges as adjusted             105.1      125.5      108.1       90.3       37.7

Fixed Charges:
     Interest Expense                                            12.3       12.1       13.3       13.2       15.5
     Capitalized interest                                                                          0.2        0.9
     Amortization of debt discount
     Amortization of capitalized expenses related to debt                                                     0.2
     Interest portion of rent                                     4.4        5.0        5.0        3.9        3.8
                                                             --------   --------   --------   --------   --------
Total Fixed Charges                                          $   16.7   $   17.1   $   18.3   $   17.3   $   20.4

Earnings to Fixed Charges                                         6.3        7.3        5.9        5.2        1.8
                                                             ========   ========   ========   ========   ========

                                                                                                                    PRO FORMA
                                                            SIX MONTHS        SIX MONTHS                            SIX MONTHS
                                                               ENDED             ENDED          PRO FORMA             ENDED
                                                           JUNE 30, 1999     JUNE 30, 2000   DECEMBER 31, 1999     JUNE 30,2000
                                                           -------------     -------------   -----------------     ------------
Earnings to Fixed Charges:

Pretax earnings (loss) before taxes on income                $   28.6            $    37.4          $  (35.4)        $   (7.4)

Adjustments:

     Fixed Charges                                               10.9                 17.3              50.6             10.6
     Capitalized interest                                          .5                  0.5                .9               .5
                                                             --------            ---------          --------         --------

Earnings before taxes and fixed charges as adjusted              40.0                 54.2              16.1              2.7

Fixed Charges:
     Interest Expense                                             7.2                 13.6              41.1              5.8
     Capitalized interest                                          .5                  0.5                .9               .5
     Amortization of debt discount                                 --                   --                .5               .3
     Amortization of capitalized expenses related to debt          .1                   .1               1.9               .9
     Interest portion of rent                                     3.1                  3.1               6.2              3.1
                                                             --------            ---------          --------         --------
Total Fixed Charges                                          $   10.9            $    17.3          $   50.6         $   10.6

Earnings to Fixed Charges                                         3.6                  3.1                .4               .3
                                                             ========            =========          ========         ========